Exhibit 107

Calculation of Filing Fee Tables

           F-1

(Form Type)

Haoxi Health Technology Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee
	Equity	Units, each consisting of one Class A Ordinary Share, par value $0.0001 per share, and one Warrant to purchase one Class A Ordinary Share(2)	Rule 457(o)	–	–	$11,500,000		0.0001476	$1,697.40
Fees to be Paid	Equity	Class A Ordinary Shares included as part of the Units	Rule 457(o)	–	–	–		–	–
	Equity	Warrants to purchase Class A Ordinary Shares included as part of the Units(3)	Rule 457(g)	–	–	–		–	–
	Equity	Class A Ordinary Shares issuable upon exercise of the Warrants	Rule 457(o)	–	–	$11,500,000	(4)	0.0001476	$1,697.40
	Total Offering Amounts					$23,000,000			$3,394.80
	Total Fees Previously Paid								$0
	Total Fee Offset								$0
	Net Fee Due								$3,394.80

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes (a) 1,597,444 Units; and (b) up to 15% of the total number of the Units to be offered by us pursuant to this offering that may be purchased by the underwriter pursuant to its over-allotment option to purchase additional Units.

(3)	In accordance with Rule 457(g) under the Securities Act, because the Registrant’s Class A Ordinary Shares underlying the Warrants are registered hereby, no separate registration fee is required with respect to the Warrants registered hereby.

(4)	The Warrants are exercisable at a per-share exercise price equal to 100% of the public offering price per Unit in this offering. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum aggregate offering price of the Warrants is equal to 100% of US$10,000,000.